UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Effective July 1, 2016, Georges J. Antoun, age 53, has been appointed Chief Commercial Officer of First Solar, Inc. (“First Solar”), reporting to the Chief Executive Officer. In this role, Mr. Antoun will have comprehensive leadership responsibility for global project and business development. Prior to this appointment, Mr. Antoun served as President, U.S. since July 2015, and as Chief Operating Officer from July 2012 through June 2015. Mr. Antoun has over 20 years of operational and technical experience, including leadership positions at several global technology companies. Prior to joining First Solar in July 2012, Mr. Antoun served as Venture Partner at Technology Crossover Ventures (“TCV”), a private equity and venture firm that he joined in July 2011. Prior to joining TCV, Mr. Antoun was the Head of Product Area IP & Broadband Networks for Ericsson, based in San Jose, California. Mr. Antoun joined Ericsson in 2007, when Ericsson acquired Redback Networks, a telecommunications equipment company, where Mr. Antoun served as the Senior Vice President of World Wide Sales & Operations. After the acquisition, Mr. Antoun was promoted to Chief Executive Officer of the Redback Networks subsidiary. Prior to Redback Networks, Mr. Antoun spent five years at Cisco Systems, where he served as Vice President of Worldwide Systems Engineering and Field Marketing, Vice President of Worldwide Optical Operations, and Vice President of Carrier Sales. He has also held senior management positions at Newbridge Networks, a data and voice networking company, and Nynex (now Verizon Communications), where he was part of its Science and Technology Division. Mr. Antoun is a member of the board of directors of Ruckus Wireless, Inc. and Violin Memory, Inc., both publicly-traded companies. Mr. Antoun earned a Bachelor of Science degree in Engineering from the University of Louisiana at Lafayette and a Master’s degree in Information Systems Engineering from NYU Poly. Mr. Antoun is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and has no family relationships with any other director or executive officer of First Solar.

Effective June 30, 2016, First Solar and Joseph G. Kishkill, President, International, mutually agreed to end Mr. Kishkill's employment with First Solar. Mr. Kishkill will receive certain compensation and benefits in connection with the termination of his employment in accordance with the terms of his employment agreement. Mr. Kishkill entered into a non-competition and non-solicitation agreement and a confidentiality and intellectual property agreement upon his employment, both of which shall continue to apply in accordance with their terms.

On May 9, 2016, First Solar issued a press release regarding these officer changes, which is included as Exhibit 99.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of First Solar, Inc. dated May 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Dated: May 9, 2016	By:	/s/ PAUL KALETA
	Name:	Paul Kaleta
	Title:	Executive Vice President and General Counsel

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